UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

United Fire Group, Inc.

(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Second Avenue SE

Cedar Rapids, Iowa 52401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

___________________________ N/A____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	UFCS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 1, 2024, United Fire Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, the departure of Robert Cataldo from his position as Vice President and Chief Investment and Strategy Officer of the Company. This Amendment No. 1 on Form 8-K/A is being filed to supplement the disclosure contained in Item 5.02 of the Original Form 8-K by providing additional information regarding the compensatory and other arrangements entered into with Mr. Cataldo in connection with his departure, and the extension of his separation date. The Original Form 8-K otherwise remains unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2024, United Fire & Casualty Company, a wholly owned subsidiary of the Company, and Mr. Cataldo entered into a Transition & Separation Agreement and Addendum (collectively, the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Cataldo will continue to be employed by the Company during a transition period until April 30, 2024, unless terminated earlier, and after that time will continue to be available for consultations on an as-needed basis until the separation date, to occur June 30, 2024, unless terminated earlier.

The Separation Agreement provides that Mr. Cataldo is entitled to a one-time bonus payment in the amount of $200,000, payable on the first payroll date following the successful completion of the transition period. Mr. Cataldo is also entitled to receive a severance payment in the amount of $94,153.85 (representing 12 weeks of pay) and a payment for accrued and unused paid time off in the amount of $48,858 following the separation date. He will also receive a cash replacement value of 3,490 unvested restricted stock units based on the closing price of the Company’s stock on the separation date. Mr. Cataldo’s participation in company benefits, the accrual of bonuses, and vesting of equity awards will cease on the separation date.

As part of the Separation Agreement, Mr. Cataldo agreed to a general release of claims, a non-solicitation covenant effective for 12 months following the separation date, and to other customary confidentiality and cooperation covenants.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1	Transition & Separation Agreement and Addendum, dated March 18, 2024, by and between United Fire & Casualty Company and Robert Cataldo.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated: March 22, 2024	/s/ Kevin Leidwinger
Kevin Leidwinger, Chief Executive Officer